SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   September 8, 2020

COMMUNITY FIRST BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Federal	001-38074	82-1147778
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3175 Highway 278, Covington, Georgia	30014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 786-7088

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On September 8, 2020, Community First Bancshares, MHC (the “MHC”), the parent mutual holding company of Community First Bancshares, Inc., adopted a Plan of Conversion and Reorganization (the “Plan”) pursuant to which the MHC will undertake a “second-step” conversion and Newton Federal Bank, the wholly-owned subsidiary of Community First Bancshares, Inc., will reorganize from the two-tier mutual holding company structure to the fully-public stock holding company structure.  Following the conversion and reorganization, the MHC will cease to exist and a newly-chartered stock holding company (the “New Holding Company”) will succeed to Community First Bancshares, Inc. as the stock holding company of Newton Federal Bank.  The MHC currently owns a majority of the outstanding shares of common stock of Community First Bancshares, Inc.

Pursuant to the Plan, (i) Newton Federal Bank will become the wholly-owned subsidiary of the New Holding Company, (ii) the shares of common stock of Community First Bancshares, Inc. held by persons other than the MHC (the shares held by the MHC will be canceled) will be converted into shares of common stock of the New Holding Company based on an exchange ratio designed to preserve the percentage ownership interests of such persons (excluding shares of common stock of the New Holding Company purchased in the stock offering described below and cash received in lieu of issuance of fractional shares of common stock of the New Holding Company, and as adjusted to reflect certain assets held by the MHC), and (iii) the New Holding Company will offer and sell shares of common stock, representing the ownership interest of the MHC in Community First Bancshares, Inc., in a subscription offering and, if necessary, in a community offering and a syndicated community offering.  The Plan establishes June 30, 2019 as the eligibility record date for determining the eligible account holders of Newton Federal Bank entitled to receive first priority non-transferable subscription rights to subscribe for shares of common stock of the New Holding Company in the subscription offering.  The number and price of shares of common stock of the New Holding Company to be sold in the offering and the exchange ratio will be based on the pro forma market value of the New Holding Company, as determined by an independent appraisal.

The Plan is subject to regulatory approval as well as approval by the members of the MHC (depositors of Newton Federal Bank) and by stockholders of Community First Bancshares, Inc. (including approval by the holders of a majority of the outstanding shares of common stock of Community First Bancshares, Inc. held by persons other than the MHC).

The foregoing summary of the Plan is not complete and is qualified in its entirety by reference to the complete text of the Plan, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference.

On September 9, 2020, Community First Bancshares, Inc. issued a press release announcing the adoption of the Plan.  A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit

2.1
Plan of Conversion and Reorganization of Community First Bancshares, MHC (incorporated by reference to Exhibit 2 to the Registration Statement of Affinity Bancshares, Inc. (file no. 333-248745), filed with the Securities and Exchange Commission on September 11, 2020)

99.1	Press Release Dated September 9, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMMUNITY FIRST BANCSHARES, INC.

DATE: September 11, 2020	By:	/s/ Tessa M. Nolan
Tessa M. Nolan
Senior Vice President and Chief Financial Officer